UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ECLIPSE FUNDS INC.
(Name of Registrant as Specified in Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 20, 2009

Special Notice to MainStay Capital Appreciation Fund Shareholders
The shareholder meeting scheduled for October 16, 2009 regarding the proposed reorganization of the MainStay Capital Appreciation Fund into the MainStay Growth Equity Fund was adjourned until October 22, 2009 at 12:15 p.m. Eastern time.  The shareholder meeting was adjourned due to allow the Fund additional time to solicit enough proxies to achieve quorum and pass the proposal.

If you have any questions, please feel free to call 800-MAINSTAY (624-6782).

Securities distributed by NYLIFE Distributors LLC.

September 28, 2009

Special Notice to MainStay Institutional Bond Fund Shareholders

With regards to the current proxy, while we did receive the quorum necessary to pass the vote at the September 28, 2009, shareholder meeting (per the prior adjournment on August 21, 2009), the meeting was adjourned until October 5, 2009, to give McMorgan & Company LLC additional time to obtain necessary consents. McMorgan needs to obtain consents from its retirement plan clients who are MainStay Institutional Bond Fund shareholders to authorize the use of MainStay Intermediate Term Bond Fund as an investment option as required by The Employee Retirement Income Security Act of 1974 (ERISA).

After the adjournment of the August 21, 2009 shareholder meeting, the interim subadvisor agreement under which MacKay Shields LLC served as subadviser to the Fund expired, on September 12, 2009. To ensure uninterrupted receipt by the Fund of portfolio management services from September 12, 2009 until the completion of the proposed reorganization, New York Life Investment Management LLC will continue to serve as investment manager of the Fund.  Additionally, after September 12, 2009, Messrs. Gary Goodenough and James Ramsay continued to serve as the Fund’s portfolio managers and continue to manage the day-to-day operations of the Fund in their capacity as officers of New York Life Investment Management LLC.

If you have any questions, please feel free to call 800-MAINSTAY (624-6782).

Securities distributed by NYLIFE Distributors LLC.